Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2011, in the Registration Statement (Form S-4) and related Prospectus of The Majestic Star Casino, LLC and the Guarantors (Majestic Holdco, LLC, The Majestic Star Casino II, LLC, Barden Mississippi Gaming, LLC, and Barden Colorado Gaming, LLC) dated December 23, 2011.

/s/ Ernst & Young LLP
Las Vegas, Nevada
December 23, 2011